Execution Version

CONVERTIBLE NOTE SUBSCRIPTION AGREEMENT

This CONVERTIBLE NOTE SUBSCRIPTION AGREEMENT (this “Agreement”) is entered into on November 25, 2024, by and among Independence Contract Drilling, Inc., a Delaware corporation (the “Issuer”), and each undersigned subscriber (each, a “Subscriber” and collectively, the “Subscribers”).  Notwithstanding anything herein to the contrary, the rights and obligations of each Subscriber hereunder shall be several, and not joint, and any covenants, representations or warranties made by any Subscriber hereunder shall be deemed to be made severally and not jointly by each Subscriber hereunder. Capitalized terms not defined herein have the meanings assigned to such terms in that certain Indenture (the “Indenture”) executed as of March 18, 2022 by and among the Issuer, the guarantors party thereto and U.S. Bank, National Association, as third-party trustee and collateral agent (the “Trustee” or “Collateral Agent”);

WHEREAS, in connection with the transactions contemplated hereby, each Subscriber desires to subscribe for and purchase, severally and not jointly, senior secured convertible notes (the “Convertible Notes”) of and from the Issuer in an aggregate principal amount to such Subscriber set forth on Schedule 1 hereto, and the Issuer desires to issue and sell to the Subscribers collectively $7,500,000 aggregate principal amount of the Convertible Notes, in consideration of the payment of 100% of the aggregate principal amount thereof (the “Purchase Price”) allocable to each Subscriber as set forth on Schedule 1 hereto by or on behalf of the Subscribers to the Issuer; and

WHEREAS, the Convertible Notes shall be the Additional Notes contemplated by the Indenture.

NOW, THEREFORE, in consideration of the foregoing and the mutual representations, warranties and covenants, and subject to the conditions, herein contained, and intending to be legally bound hereby, the parties hereto hereby agree as follows:

Section 1.Subscription.  Subject to the terms and conditions hereof, at the Closing (as defined below), each Subscriber hereby agrees, severally and not jointly, to subscribe for and purchase, and the Issuer hereby agrees to issue and sell to the Subscribers, upon the payment of the Purchase Price, Convertible Notes in an aggregate principal amount set forth opposite such Subscriber’s name on Schedule 1 hereto (such subscription and issuance, the “Subscription”).  As used herein, the term “Convertible Notes” shall include the Guarantees (as defined below) thereof by the Guarantors (as defined below), unless the context requires otherwise.
Section 2.Closing.
(a)The consummation of the Subscription contemplated hereby (the “Closing”) shall be contingent upon, and occur on, the Closing Date.
(b)Upon satisfaction (or, if applicable, waiver) of the conditions set forth in this Section 2, at the Closing:
(i)	each Subscriber or its nominee shall pay the Purchase Price to the following account of the Issuer:

Account Name: INDEPENDENCE CONTRACT DRILLING, INC.

Account Number: 4660574294

Bank Name: Wells Fargo Bank NA.

Bank Address: 420 Montgomery St, San Francisco, CA 94104

ABA: 121000248

SWIFT Code: WFBIUS6S

Wire/ ACH Routing: 121000248

(ii)	the Issuer shall deliver to each Subscriber or its nominee, and the Trustee shall authenticate, certificated Convertible Notes, free and clear of any liens or other restrictions (other than those arising under this Agreement, the Indenture or applicable securities laws).
(c)The Closing shall be subject to the satisfaction, or waiver in writing by each of the parties hereto, of the conditions that, on the Closing Date:
(i)	no court or applicable governmental authority shall have enacted, issued, promulgated, enforced or entered any judgment, order, law, rule or regulation (whether temporary, preliminary or permanent) which is then in effect and has the effect of making the consummation of the transactions contemplated hereby illegal or otherwise restraining or prohibiting consummation of the transactions contemplated hereby and no such court or governmental authority shall have instituted or threatened in writing a proceeding seeking to impose any such restraint or prohibition.
(d)In addition to the conditions set forth in Section 2(c), the obligation of the Issuer to consummate the Closing shall be subject to the satisfaction or valid waiver by the Issuer of the additional conditions that, on the Closing Date:
(i)	all representations and warranties of the Subscribers contained in this Agreement shall be true and correct in all material respects (other than representations and warranties that are qualified as to materiality or Subscriber Material Adverse Effect (as defined below), which representations and warranties shall be true and correct in all respects) at and as of the Closing Date; and
(ii)	the Subscribers shall have performed, satisfied or complied in all material respects with all covenants and agreements required by this Agreement to be performed, satisfied or complied with by it at or prior to the Closing.
(e)In addition to the conditions set forth in Section 2(c), the obligation of the Subscribers to consummate the Closing shall be subject to the satisfaction or valid waiver by the Subscribers of the additional conditions that, on the Closing Date:
(i)	all representations and warranties of the Issuer contained in this Agreement shall be true and correct in all material respects (other than representations and warranties that are qualified as to materiality or Material Adverse Effect, which representations and warranties shall be true and correct in all respects) at and as of the Closing Date (unless they specifically speak as of an earlier date, in which case they shall be true and correct in all material respects (other than representations and warranties that are qualified as to Material Adverse Effect, which representations and warranties shall be true and correct in all respects) as of such date);
(ii)	the Issuer shall have performed, satisfied or complied in all material respects with all covenants and agreements required by this Agreement to be performed, satisfied or complied with by it at or prior to the Closing.
(f)Prior to or at the Closing, the Subscribers shall deliver all such other information and shall take all such actions as is reasonably requested by the Issuer in order for the Issuer to deliver the Convertible Notes to the Subscribers or their nominees.
Section 3.Issuer Representations and Warranties.  The Issuer represents and warrants to the Subscribers, as of the date of this Agreement and as of the Closing, that:
(a)As of the Closing Date, the shares of Common Stock issuable upon conversion of the Convertible Notes issued at the Closing as of the Closing Date at the current Conversion Rate (as defined under the Indenture) ( (the “Underlying Shares”) have been, and any shares of Common Stock issuable upon exercise of the Pre-Funded Warrants) (the “Warrant Shares”) will be, duly authorized, and when issued upon exercise of the Pre-Funded Warrants, or upon conversion of the Convertible Notes, as the case may be, such shares of Common Stock will be validly issued, fully paid and non-assessable, free and clear of any liens or other restrictions (other than those arising under applicable securities laws) and will not have been issued in violation of any preemptive or similar rights created under the Issuer’s Governing Documents, by any contract to which the Issuer is a party or by which it is bound, or under the laws of its jurisdiction of incorporation.
(b)Assuming the accuracy of the representations and warranties of the Subscribers set forth in Section 4 of this Agreement, the Issuer is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority, self-regulatory organization (including NYSE, as applicable) or other person in connection with the execution, delivery and performance of this Agreement and the Indenture, the issuance and sale of the Convertible Notes and the compliance by the Issuer and the Guarantors with all of the provisions of this Agreement and the Indenture and the consummation of the transactions contemplated herein and therein, other than (i) filings required by applicable state securities laws, (ii) those required by the SEC or NYSE (as applicable), including with respect to soliciting and obtaining stockholder approval, (iii) if applicable (including in connection with any conversion of Convertible Notes or the exercise of any Warrants), requirements under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and (iv) the failure of which to obtain would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.
(c)Assuming the accuracy of the Subscribers’ representations and warranties set forth in Section 4 of this Agreement, (i) no registration under the Securities Act of 1933, as amended (the “Securities Act”), is required for the offer and sale of the Convertible Notes by the Issuer to the Subscribers and the issuance of the Underlying Shares  and/or Warrant Shares (if any) to the Subscribers, and the Convertible Notes and the Underlying Shares and/or Warrant Shares (if any) are not being offered in a manner involving a public offering under, or in a distribution in violation of, the Securities Act or any state securities laws, and (ii) it is not necessary to qualify the Indenture under the Trust Indenture Act of 1939, as amended (including the rules and regulations of the Commission promulgated thereunder).
(d)Neither the Issuer nor any person acting on its behalf has engaged or will engage in any form of general solicitation or general advertising (within the meaning of Regulation D of the Securities Act) in connection with any offer or sale of the Convertible Notes.
(e)The Issuer has not entered into any agreement or arrangement entitling any agent, broker, investment banker, financial advisor or other person to any broker’s or finder’s fee or any other commission or similar fee in connection with the transactions contemplated by this Agreement for which any Subscriber could become liable.  No broker or finder is entitled to any brokerage or finder’s fee or commission solely in connection with the sale of the Convertible Notes to the Subscribers. The Issuer agrees to indemnify and hold harmless each Subscriber from any claim or demand for commission or other compensation by any broker, finder, financial consultant or similar agent claiming to have been employed by or on behalf of Issuer and to bear the cost of legal expenses incurred by each Subscriber in defending against any such claim.
(f)As of their respective dates, all reports, proxies and other documents required to be filed by the Issuer with the SEC (such reports, the “SEC Reports”) complied in all material respects with the applicable requirements of the Securities Act and the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and the rules and regulations of the SEC promulgated thereunder, and none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.  The financial statements of the Issuer included in the SEC Reports were prepared in accordance with generally accepted accounting principles in the United States, consistently applied, comply in all material respects with the rules and regulations of the SEC with respect thereto as in effect at the time of filing and fairly present in all material respects the financial position of the Issuer as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, year-end audit adjustments and the absence of certain footnotes and other presentation items as is permissible under generally accepted accounting principles.  Except as disclosed in the SEC Reports, the Issuer timely filed each report, statement, schedule, prospectus, and registration statement that the Issuer was required to file with the SEC since December 31, 2018.  A copy of each SEC Report is available to the Subscribers via the SEC’s EDGAR system.  There are no outstanding or unresolved comments in comment letters received by the Issuer from the staff of the Division of Corporation Finance of the SEC with respect to any of the SEC Reports.
(g)Due Organization and Qualification. Each Note Party and each of its Subsidiaries (1) is duly organized and existing and in good standing under the laws of the jurisdiction of its organization, (2) is qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have Material Adverse Effect, and (3) has all requisite power and authority to own and operate its properties, to carry on its business as now conducted and as proposed to be conducted, to enter into the Security Documents to which it is a party and to carry out the transactions contemplated thereby.
(h)Due Authorization; No Conflict.
(i)As to each Note Party, the execution, delivery, and performance by such Note Party of this Agreement and each other Note Document to which it is a party have been duly authorized by all necessary action on the part of such Note Party and is the legally valid and binding obligation of such Note Party, enforceable against such Note Party in accordance with its respective terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, receivership, moratorium, fraudulent conveyance, fraudulent transfer or other similar laws now or hereafter in effect relating to creditors’ rights generally and general principles of equity (whether applied by a court of law or equity) and the discretion of the court before which any proceeding therefor may be brought.
(ii)As to each Note Party, the execution, delivery, and performance by such Note Party of this Agreement and each other Note Document to which it is a party do not and will not (1) violate any material provision of federal, state, or local law or regulation applicable to any Note Party or its Subsidiaries, the Governing Documents of any Note Party or its Subsidiaries, or any order, judgment, or decree of any court or other governmental authority binding on any Note Party or its Subsidiaries that reasonably be expected to have a Material Adverse Effect, (2) conflict with, result in a breach of, or constitute (with due notice or lapse of time or both) a default under any Material Contract (as defined below) of any Note Party or its Subsidiaries where any such conflict, breach or default could individually or in the aggregate reasonably be expected to have a Material Adverse Effect, (3) result in or require the creation or imposition of any Lien of any nature whatsoever upon any assets of any Note Party, other than Permitted Liens, or (4) require any approval of any holder of Equity Interests of a Note Party or any approval or consent of any Person under any material agreement of any Note Party, other than (A) consents or approvals that have been obtained and that are still in force and effect and (B) in the case of material agreements, for consents or approvals, the failure of which to obtain could not individually or in the aggregate reasonably be expected to cause a Material Adverse Effect.
(i)Governmental Consents.  The execution, delivery, and performance by each Note Party of the Security Documents to which such Note Party is a party and the consummation of the transactions contemplated by the Security Documents do not and will not require the Note Parties to make or obtain any registration with, consent, or approval of, or notice to, or other action with or by, any governmental authority, other than registrations, consents, approvals, notices, or other actions that have been obtained and that are still in force and effect and except for filings and recordings with respect to the Collateral to be made, or otherwise delivered to Collateral Agent for filing or recordation, as of the Closing Date.
(j)Binding Obligations; Perfected Liens.
(i)Each Security Document has been duly executed and delivered by each Note Party that is a party thereto and is the legally valid and binding obligation of such

Note Party, enforceable against such Note Party in accordance with its respective terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, receivership, moratorium, fraudulent conveyance, fraudulent transfer or other similar laws now or hereafter in effect relating to creditors’ rights generally and general principles of equity (whether applied by a court of law or equity) and the discretion of the court before which any proceeding therefor may be brought.
(ii)The Security Agreement is effective to create in favor of the Collateral Agent, for the ratable benefit of itself, the Trustee and the holders of the Convertible Notes, a legal, valid, binding and enforceable security interest in the Collateral described therein and proceeds and products thereof.  The Lien created by the Security Agreement constitutes a fully perfected Lien on, and security interest in, all right, title and interest of the Note Parties in the Collateral and the proceeds and products thereof, as security for the Secured Obligations (as defined in the Security Agreement), in each case, prior and superior in right to any other Person (except, with respect to priority only, Permitted Liens which are non-consensual Permitted Liens, Liens securing Permitted Purchase Money Indebtedness, or the interests of lessors under Capital Leases and in the case of ABL Priority Collateral, subject to Liens permitted under clause (16) of the definition of “Permitted Liens” in the Indenture.

(k)Compliance with Laws.  No Note Party nor any of its Subsidiaries (a) is in violation of any applicable laws, rules, regulations, executive orders, or codes (including Environmental Laws) that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect, or (b) is subject to or in default with respect to any final judgments, writs, injunctions, decrees, rules or regulations of any court or any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect.
(l)Solvency.
(i)No transfer of property is being made by any Note Party and no obligation is being incurred by any Note Party in connection with the transactions contemplated by this Agreement, the Note Documents or the ABL Documents with the intent by any Note Party to hinder, delay, or defraud either present or future creditors of such Note Party.
(m)Margin Stock.  Neither any Note Party nor any of its Subsidiaries owns any Margin Stock or is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying any Margin Stock.  No part of the proceeds of the Notes made to the Issuer will be used to purchase or carry any Margin Stock or to extend credit to others for the purpose of purchasing or carrying any Margin Stock or for any purpose that violates the provisions of Regulation T, U or X of the Board of Governors.  Neither any Note Party nor any of its Subsidiaries expects to acquire any Margin Stock.
(n)Governmental Regulation.  No Note Party nor any of its Subsidiaries is subject to regulation under the Federal Power Act or the Investment Company Act of 1940 or under any other federal or state statute or regulation which may limit its ability to incur Indebtedness or which may otherwise render all or any portion of the Obligations unenforceable.  No Note Party nor any of its Subsidiaries is a “registered investment company” or a company “controlled” by a “registered investment company” or a “principal underwriter” of a “registered investment company” as such terms are defined in the Investment Company Act of 1940.
(o)OFAC; Sanctions; Anti-Corruption Laws; Anti-Money Laundering Laws.  No Note Party nor any of its Subsidiaries is in violation of any Sanctions.  No Note Party nor any of its Subsidiaries nor any officer or director of such Note Party or such Subsidiary nor, to the knowledge of such Note Party, any employee, agent or Affiliate of such Note Party or such Subsidiary (i) is a Sanctioned Person or a Sanctioned Entity, (ii) has any assets located in Sanctioned Entities, or (iii) derives revenues from investments in, or transactions with Sanctioned Persons or Sanctioned Entities.  Each of the Note Parties and its Subsidiaries has implemented and maintains in effect policies and procedures designed to ensure compliance with all Sanctions, Anti-Corruption Laws and Anti-Money Laundering Laws.  Each of the Note Parties and its Subsidiaries and their respective officers and directors, and to the knowledge of each such Note Party, each employee, agent and Affiliate of each such Note Party and each such Subsidiary, is in compliance with all Sanctions, Anti-Corruption Laws and Anti-Money Laundering Laws.  No proceeds of the Notes made hereunder will be used to fund any operations in, finance any investments or activities in, or make any payments to, a Sanctioned Person or a Sanctioned Entity, or otherwise used in any manner that would result in a violation of any Sanction, Anti-Corruption Law or Anti-Money Laundering Law by any Person (including any Holder or other individual or entity participating in any transaction).
(p)Material Contracts.
(i)	The Note Parties are not in breach or in default of or under any material contract required to be filed as an exhibit under Item 601(b)(10) of Regulation S-K (“Material Contract”) which would reasonably likely result in a Material Adverse Effect and have not received any written notice of the intention of any other party thereto to terminate any Material Contract prior to the end of its current term.
(ii)	No “default,” “Event of Default,”, “Change of Control” or similar event has occurred under the Indenture, other than the “Specified Default” (as defined in that certain Limited Waiver Agreement dated as of September 13, 2024, by and among Issuer, each Subscriber, the Trustee and Collateral Agent and Sidewinder Drilling LLC).
(q)The Issuer is not and does not expect to become a “United States real property holding corporation” (as defined in Section 897(c)(2) of the Code).
(r)Patriot Act.  To the extent applicable, each Note Party is in compliance, in all material respects, with the (i) Trading with the Enemy Act, as amended, and each of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) and any other enabling legislation or executive order relating thereto, and (ii) Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism (USA Patriot Act of 2001, as amended) (the “Patriot Act”).

Section 4.Subscriber Representations and Warranties.  Each Subscriber, severally and not jointly, represents and warrants to the Issuer that:
(a)Such Subscriber (i) is duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or formation, and (ii) has the requisite power and authority to enter into and perform its obligations under this Agreement.
(b)This Agreement has been duly authorized, executed and delivered by such Subscriber, and assuming the due authorization, execution and delivery of the same by the Issuer, this Agreement constitutes the valid and legally binding obligation of such Subscriber, enforceable against such Subscriber in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, receivership, moratorium, fraudulent conveyance, fraudulent transfer or other similar laws now or hereafter in effect relating to creditors’ rights generally and general principles of equity (whether applied by a court of law or equity) and the discretion of the court before which any proceeding therefor may be brought.
(c)The execution, delivery and performance of this Agreement, the purchase of the Convertible Notes and the compliance by such Subscriber with all of the provisions of this Agreement and the consummation of the transactions contemplated herein will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any of the property or assets of such Subscriber pursuant to the terms of (i) any indenture, mortgage, deed of trust, loan agreement, lease, license or other agreement or instrument to which such Subscriber is a party or by which such Subscriber is bound or to which any of the property or assets of such Subscriber is subject; (ii) the organizational documents of such Subscriber; or (iii) any statute or any judgment, order, rule or regulation of any court or governmental agency or body, domestic or foreign, having jurisdiction over such Subscriber or any of its properties that, in the case of clauses (i) and (iii), would reasonably be expected to have a Subscriber Material Adverse Effect.  For purposes of this Agreement, a “Subscriber Material Adverse Effect” means an event, change, development, occurrence, condition or effect with respect to a Subscriber that would reasonably be expected to have a material adverse effect on such Subscriber’s ability to consummate the transactions contemplated hereby, including the purchase of the Convertible Notes.
(d)Such Subscriber (i) is an institutional “accredited investor” (as defined in Rule 501(a) under the Securities Act), and (ii) is not acquiring the Convertible Notes and the Underlying Shares (if any) with a view to, or for offer or sale in connection with, any distribution thereof in violation of the Securities Act.
(e)Such Subscriber understands that the Convertible Notes and the Underlying Shares (if any) are being offered in a transaction not involving any public offering within the meaning of the Securities Act and that the Convertible Notes and the Underlying Shares (if any) have not been registered under the Securities Act.  Such Subscriber understands that the Convertible Notes and the Underlying Shares (if any) may not be offered, resold, transferred, pledged or otherwise disposed of by such Subscriber absent an effective registration statement under the Securities Act, except (i) to the Issuer or a subsidiary thereof, or (ii) pursuant to an applicable exemption from the registration requirements of the Securities Act, and, in each of cases (i) and (ii), in accordance with any applicable  securities laws of the states and other jurisdictions of the United States, and that any book-entry position or certificates representing such shares shall contain a legend to such effect. As a result of these transfer restrictions, such Subscriber may not be able to readily resell the Convertible Notes and the Underlying Shares (if any) and may be required to bear the financial risk of an investment in the Convertible Notes and the Underlying Shares (if any) for an indefinite period of time.  Such Subscriber acknowledges and agrees that (i) the Convertible Notes and the Underlying Shares (if any) will not be eligible for offer, resale, transfer, pledge or disposition pursuant to Rule 144 promulgated under the Securities Act (“Rule 144”) until at least six months from the Closing Date or such longer date as may be required if the Company does not satisfy the current public information requirements under Rule 144(c) and (ii) additional conditions to any such transaction may apply under Rule 144 and other applicable securities laws to the extent that such Subscriber is at such time, or has been at any time in the immediately preceding three months, an “affiliate” of the Issuer within the meaning of Rule 144.  Such Subscriber understands that it has been advised to consult legal counsel prior to making any offer, resale, pledge or transfer of any of the Convertible Notes and the Underlying Shares (if any).

Each book entry for the Convertible Notes and the Underlying Shares, when issued, shall contain a notation, and each certificate (if any) evidencing the such shares shall be stamped or otherwise imprinted with a legend, in substantially the following form;

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION, AND MAY NOT BE OFFERED OR TRANSFERRED BY SALE, ASSIGNMENT, PLEDGE OR OTHERWISE UNLESS (I) A REGISTRATION STATEMENT FOR THESE SECURITIES UNDER THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS IS IN EFFECT OR (II) THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY TO THE EFFECT THAT SUCH REGISTRATION IS NOT REQUIRED.

(f)Such Subscriber understands and agrees that such Subscriber is purchasing the Convertible Notes and the Underlying Shares (if any) directly from the Issuer.  Such Subscriber further acknowledges that there have not been, and such Subscriber hereby agrees that it is not relying on, any representations, warranties, covenants or agreements made to such Subscriber by the Issuer, any of its respective affiliates or any control persons, officers, directors, employees, partners, agents or representatives, or any other person or entity, expressly or by implication, other than those representations, warranties, covenants and agreements of the Issuer expressly set forth in this Agreement, and such Subscriber hereby represents and warrants that it is relying exclusively on such Subscriber’s own sources of information, investment analysis and due diligence (including professional advice such Subscriber deems appropriate) with respect to this offering of the Convertible Notes and the Underlying Shares (if any), and the business, condition (financial and otherwise), management, operations, properties and prospects of the Issuer, including but not limited to all business, legal, regulatory, accounting, credit and tax matters.  Such Subscriber acknowledges that certain information provided to such Subscriber was based on projections, and such projections were prepared based on assumptions and estimates that are inherently uncertain and are subject to a wide variety of significant business, economic and competitive risks and uncertainties that could cause actual results to differ materially from those contained in the projections.

(g)Such Subscriber is aware that the sale to it is being made in reliance on a private placement exemption from registration under the Securities Act and is acquiring the Convertible Notes and the Underlying Shares (if any) for its own account or for an account over which such Subscriber exercises sole discretion for another qualified institutional buyer or institutional accredited investor. In making its decision to purchase the Convertible Notes and the Underlying Shares (if any), such Subscriber has relied solely upon independent investigation made by such Subscriber and the Issuer’s representations and warranties in Section 3. Such Subscriber acknowledges and agrees that such Subscriber has received such information as such Subscriber deems necessary in order to make an investment decision with respect to the Convertible Notes and the Underlying Shares (if any).  Such Subscriber represents and agrees that such Subscriber and such Subscriber’s professional advisor(s), if any, have had the full opportunity to ask such questions, receive such answers and obtain such information as such Subscriber and its professional advisor(s), if any, have deemed necessary to make an investment decision with respect to the Convertible Notes and the Underlying Shares (if any).
(h)Such Subscriber is able to fend for itself in the transactions contemplated herein, has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our prospective investment in the Convertible Notes and the Underlying Shares (if any) and has the ability to bear the economic risks of its prospective investment and can afford the complete loss of such investment.
(i)Such Subscriber acknowledges that the Issuer represents and warrants that the Convertible Notes and the Underlying Shares (if any)  (i) were not offered by any form of general solicitation or general advertising and (ii) are not being offered in a manner involving a public offering under, or in a distribution in violation of, the Securities Act, or any state securities laws.
(j)Such Subscriber acknowledges that it is aware that there are substantial risks incident to the purchase and ownership of the Convertible Notes and the Underlying Shares (if any).  Such Subscriber has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Convertible Notes and the Underlying Shares (if any), and such Subscriber has had an opportunity to seek, and has sought, such accounting, legal, business and tax advice as such Subscriber has considered necessary to make an informed investment decision.  Such Subscriber acknowledges and agrees that neither the Issuer nor any of its affiliates has provided any tax advice to such Subscriber or made any representations or warranties or guarantees to such Subscriber regarding the tax treatment of its investment in the Convertible Notes and the Underlying Shares (if any).
(k)Such Subscriber has analyzed and considered the risks of an investment in the Convertible Notes and the Underlying Shares (if any)  and determined that the Convertible Notes and the Underlying Shares (if any) are a suitable investment for such Subscriber and that such Subscriber is able at this time and in the foreseeable future to bear the economic risk of a total loss of such Subscriber’s investment in the Issuer.  Such Subscriber acknowledges specifically that a possibility of total loss exists.
(l)Such Subscriber understands and agrees that no federal or state agency has passed upon or endorsed the merits of the offering of the Convertible Notes and the Underlying Shares (if any) or made any findings or determination as to the fairness of this investment.

(m)Such Subscriber is not, and is not owned or controlled by or acting on behalf of (in connection with the transactions contemplated hereby), a Sanctioned Person.  Such Subscriber is not a non-U.S. shell bank or providing banking services to a non-U.S. shell bank.  Such Subscriber represents that if it is a financial institution subject to the Bank Secrecy Act (31 U.S.C. Section 5311 et seq.), as amended by the USA PATRIOT Act of 2001 and its implementing regulations (collectively, the “BSA/PATRIOT Act”), such Subscriber maintains policies and procedures reasonably designed to comply with applicable obligations under the BSA/PATRIOT Act.  Such Subscriber also represents that it maintains, to the extent required, either directly or through the use of a third-party administrator, policies and procedures reasonably designed for the screening of any investors against Sanctions-related lists of blocked or restricted persons and to ensure that the funds held by such Subscriber and used to purchase the Convertible Notes are derived from lawful activities.  For purposes of this Agreement, “Sanctioned Person” means at any time any person or entity: (i) listed on any Sanctions-related list of designated or blocked or restricted persons; (ii) that is a national of, the government of, or any agency or instrumentality of the government of, or resident in, or organized under the laws of, a country or territory that is the target of comprehensive Sanctions from time to time (as of the date of this Agreement, Cuba, Iran, North Korea, Syria, the Crimea Region of Ukraine, the so-called Donetsk People’s Republic, and the so-called  Luhansk People’s Republic); or (iii) owned or controlled by or acting on behalf of any of the foregoing.
(n)Such Subscriber is not currently (and at all times through Closing will refrain from being or becoming) a member of a “group” (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act or any successor provision) acting for the purpose of acquiring, holding, voting or disposing of equity securities of the Issuer (within the meaning of Rule 13d-5(b)(1) under the Exchange Act), other than with its own affiliates.
(o)If such Subscriber is an employee benefit plan that is subject to Title I of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), a plan, an individual retirement account or other arrangement that is subject to section 4975 of the Internal Revenue Code of 1986, as amended (the “Code”) or an employee benefit plan that is a governmental plan (as defined in section 3(32) of ERISA), a church plan (as defined in section 3(33) of ERISA), a non-U.S. plan (as described in section 4(b)(4) of ERISA) or other plan that is not subject to the foregoing but may be subject to provisions under any other federal, state, local, non-U.S. or other laws or regulations that are similar to such provisions of ERISA or the Code, or an entity whose underlying assets are considered to include “plan assets” of any such plan, account or arrangement (each, a “Plan”) subject to the fiduciary or prohibited transaction provisions of ERISA or section 4975 of the Code, such Subscriber represents and warrants that (i) it has not relied on the Issuer or any of its affiliates (the “Transactions Parties”) as the Plan’s fiduciary or for fiduciary or investment advice, with respect to its decision to acquire and hold the Convertible Notes and the Underlying Shares (if any), and none of the Transactions Parties shall at any time be relied upon as the Plan’s fiduciary with respect to any decision to acquire, continue to hold or transfer the Convertible Notes and the Underlying Shares (if any) and (ii) none of the acquisition, holding and/or transfer or disposition of the Convertible Notes and the Underlying Shares (if any) will result in a non-exempt prohibited transaction under ERISA or Section 4975 of the Code or any similar law or regulation.

(p)Such Subscriber will have sufficient immediately available funds to pay the Purchase Price pursuant to Section 2.
(q)No foreign person (as defined in 31 C.F.R. Part 800.224) in which the national or subnational governments of a single foreign state have a substantial interest (as defined in 31 C.F.R. Part 800.244) will acquire a substantial interest in the Issuer as a result of the purchase and sale of securities hereunder such that a declaration to the Committee on Foreign Investment in the United States would be mandatory under 31 C.F.R. Part 800.401, and no foreign person will have control (as defined in 31 C.F.R. Part 800.208) over the Issuer from and after the Closing solely as a result of the purchase and sale of Notes hereunder.
(r)Such Subscriber acknowledges that the Note Parties make no representation regarding the Note Parties regarding the solvency of the Note Parties prior to or after giving effect to the issuance of the Notes hereunder.
Section 5.Additional Agreements.
(a)Registration Rights Waiver. The Purchasers hereby waive any and all obligations of the Note Parties under the Registration Rights Annex (solely with respect to the Conversion Shares related to the Additional Notes, including shares of Common Stock issuable upon exercise of any Pre-Funded Warrants), until the date 30 days following a request by each of the Purchasers for the registration of such Conversion Shares related to the Additional Notes (including shares of Common Stock issuable upon exercise of any Pre-Funded Warrants ) under a Registration Statement.
(b)Treatment of Additional Notes. To the extent permitted under applicable Law, the Note Parties and the Purchasers intend to repay all of the Additional Notes for cash, or to exchange all of the Additional Notes for additional indebtedness of the Company.
Section 6.Termination.  This Agreement shall terminate and be void and of no further force and effect, and all rights and obligations of the parties hereunder shall terminate without any further liability on the part of any party in respect thereof, upon the earliest to occur of (a) upon the mutual written agreement of all parties hereto to terminate this Agreement, (b) if any of the conditions to Closing set forth in Section 2 of this Agreement are not satisfied on or prior to the Closing Date, or become incapable of being satisfied on or prior to the Closing Date, and, as a result thereof, the transactions contemplated by this Agreement are not consummated at the Closing, or (c) written notice of such termination from any party to any other party anytime on or after December 2, 2024 if the Closing has not occurred by such date and the terminating party’s breach was not the primary reason the Closing failed to occur by such date (the termination events described in clauses (a)–(c) above, collectively, the “Termination Events”); provided, that nothing herein will relieve any party from liability for any willful breach hereof prior to the time of termination or common law intentional fraud in the making of any representation or warranty hereunder, and each party will be entitled to any remedies at law or in equity to recover losses, liabilities or damages arising from such breach or fraud.  Upon the occurrence of any Termination Event, except as set forth in the proviso to the first sentence of this Section 6 and with respect to Section 8 and Section 9, this Agreement shall be void and of no further effect and any portion of the Purchase Price paid by the Subscribers to the Issuer in connection herewith shall promptly (and in any event within one (1) Business Day) following the Termination Event be returned to the Subscribers.

Section 7.Taxes.The Issuer and each Subscriber agree to file all tax returns (such tax returns to be filed on a reasonable basis or higher applicable standard) consistent with, and take no position in any audit, examination, claim or on any tax return, in either case, that is inconsistent with the following tax treatment, unless otherwise required to do so as a result of a “determination” that is final within the meaning of Section 1313(a) of the Code or a change in applicable Law: (a) that the Notes shall be treated as indebtedness for U.S. federal income and other applicable income tax purposes and the Notes shall not be treated as “contingent payment debt instruments” under Section 1.1275-4 of the Treasury Regulations (or any corresponding provision of state or local income tax law), (b) any change to the MOIC Required Level (as defined in the Indenture) shall be treated as a purchase price adjustment pursuant to Section 1.305-1(c) of the Treasury Regulations that is not subject to Section 305 of the Code and (c) all U.S. federal income, state income and franchise tax returns shall be filed in a manner consistent with clauses (a) and (b). For the avoidance of doubt, the Issuer shall not be unreasonably impeded in its ability and discretion to negotiate, compromise and/or settle any tax audit, examination claim or similar proceedings in connection with such tax treatment, and nothing herein shall obligate the Issuer to litigate such tax treatment.
Section 8.Indemnity.
(a)The Issuer shall, notwithstanding any termination of this Agreement, indemnify, defend and hold harmless, to the fullest extent permitted by law, each Subscriber, their respective directors, officers, partners, managers, members, employees, advisors and agents, and each person who controls a Subscriber (within the meaning of the Securities Act or the Exchange Act) and each affiliate of a Subscriber (within the meaning of Rule 405 under the Securities Act) from and against any and all losses, claims, damages, liabilities, costs and expenses (including, without limitation, any reasonable external attorneys’ fees and expenses as reasonably incurred (including, without limitation, in connection with defending or investigating any such action or claim) (collectively, “Losses”) that arise out of, relate to or are based upon (i) any untrue or alleged untrue statement of a material fact contained in any Registration Statement, any form of prospectus included in any Registration Statement or in any preliminary prospectus or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein (in the case of any prospectus or form of prospectus or prospectus supplement thereto, in light of the circumstances under which they were made) not misleading, or (ii) any violation or alleged violation by the Issuer of the Securities Act, Exchange Act or any state securities law or any rule or regulation thereunder, in connection with the performance of its obligations under Section 5, except to the extent, and only to the extent, that such untrue statements, alleged untrue statements, omissions or alleged omissions are based upon information regarding a Subscriber furnished in writing to the Issuer by or on behalf of such Subscriber expressly for use therein or such Subscriber has omitted a material fact from such information; provided, however, that the Issuer not be liable for any Losses to the extent they arise out of or are based upon a violation which occurs (A) in connection with any failure of the Subscriber to deliver or cause to be delivered a prospectus made available to the Subscriber by the Issuer in a timely manner, (B) as a result of offers or sales effected by or on behalf of the Subscriber by means of a freewriting prospectus (as defined in Rule 405) that was not authorized in writing by the Issuer, or (C) in connection with any offers or sales effected by or on behalf of a Subscriber in violation of Section 9(b) of this Subscription Agreement.  The Issuer shall notify the Subscribers promptly of the institution, threat or assertion of any proceeding arising from or in connection with the transactions contemplated by this Section 9 of which the Issuer is aware.
(b)Each Subscriber agrees, severally and not jointly, to indemnify and hold harmless the Issuer, its directors, officers, employees and agents, and each person who controls the Issuer (within the meaning of the Securities Act or the Exchange Act) and each affiliate of the Issuer against any losses, claims, damages, liabilities and expenses (including, without limitation, reasonable external attorneys’ fees and expenses incurred in connection with defending or investigating any such action or claim) caused by any untrue or alleged untrue statement of a material fact contained in the Registration Statement, prospectus included in any Registration Statement or preliminary prospectus or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein (in the case of any prospectus or form of prospectus or prospectus supplement thereto, in light of the circumstances under which they were made) not misleading, to the extent, but only to the extent, that such untrue statement or omission is contained in any information regarding a Subscriber so furnished in writing by or on behalf of such Subscriber expressly for use therein.  In no event shall the liability of a Subscriber be greater in amount than the dollar amount of the net proceeds received by such Subscriber upon the sale of the Convertible Notes purchased pursuant to this Agreement and the corresponding Underlying Shares (if any) giving rise to such indemnification obligation.
(c)Any person entitled to indemnification herein shall (i) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification (provided that the failure to give prompt notice shall not impair any person’s right to indemnification hereunder to the extent such failure has not prejudiced the indemnifying party) and (ii) unless in such indemnified party’s reasonable judgement a conflict of interest between such indemnified and indemnifying parties may exist with respect to such claim, permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party.  If such defense is assumed, the indemnifying party shall not be subject to any liability for any settlement made by the indemnified party without its consent (not to be unreasonably withheld, conditioned or delayed).  An indemnifying party who elects not to assume the defense of a claim shall not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of legal counsel to any indemnified party a conflict of interest exists between such indemnified party and any other of such indemnified parties with respect to such claim.  No indemnifying party shall, without the consent of the indemnified party, consent to the entry of any judgment or enter into any settlement which cannot be settled in all respects by the payment of money (and such money is so paid by the indemnifying party pursuant to the terms of such settlement) and any settlement pursuant hereto shall not include a statement or admission of fault or culpability on the part of such indemnified party and shall include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation.
(d)The indemnification provided for under this Agreement shall remain in full force and effect regardless of any investigation made by or on behalf of the indemnified party or any officer, director, employee, agent, affiliate or controlling person of such indemnified party and shall survive the transfer of the Convertible Notes purchased pursuant to this Agreement and the corresponding Underlying Shares (if any).
(e)If the indemnification provided under this Section 8 from the indemnifying party is unavailable or insufficient to hold harmless an indemnified party in respect of any losses, claims, damages, liabilities and expenses referred to herein, then the indemnifying party, in lieu of indemnifying the indemnified party shall contribute to the amount paid or payable by the indemnified party as a result of such losses, claims, damages, liabilities and expenses in such proportion as is appropriate to reflect the relative fault of the indemnifying party and the indemnified party, as well as any other relevant equitable considerations.  The relative fault of the indemnifying party and indemnified party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, was made by, or relates to information supplied by or on behalf of, such indemnifying party or indemnified party, and the indemnifying party’s and indemnified party’s relative intent, knowledge, access to information and opportunity to correct or prevent such action.  The amount paid or payable by a party as a result of the losses or other liabilities referred to above shall be deemed to include, subject to the limitations set forth above, any legal or other fees, charges or expenses reasonably incurred by such party in connection with any investigation or proceeding.  No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution pursuant to this Section 8 from any person who was not guilty of such fraudulent misrepresentation.  Any contribution pursuant to this Section 8(e) by any seller of Convertible Notes or Underlying Shares shall be limited in amount to the dollar amount of net proceeds received by such seller from the sale of such Convertible Notes or Underlying Shares pursuant to the Registration Statement.  Notwithstanding anything to the contrary herein, in no event will any party be liable for consequential, special, exemplary or punitive damages in connection with this Agreement.
Section 9.Miscellaneous.
(a)All notices, requests, demands, claims, and other communications hereunder shall be in writing.  Any notice, request, demand, claim, or other communication hereunder shall be deemed duly given (i) when delivered personally to the recipient, (ii) when sent by electronic mail, on the date of transmission to such recipient (with no mail undeliverable or other rejection notice), or (iii) one (1) Business Day after being sent to the recipient by reputable overnight courier service (charges prepaid) and, in each case, addressed to the intended recipient at its address or electronic mail address, as applicable, specified on the signature page hereof or to such electronic mail address or address as subsequently modified by written notice given in accordance with this Section 9(a).
(b)Each Subscriber acknowledges that the Issuer will rely on the acknowledgments, understandings, agreements, representations and warranties of such Subscriber contained in Section 4 of this Agreement.  Prior to the Closing, each Subscriber agrees to promptly notify the Issuer if it becomes aware that any of the acknowledgments, understandings, agreements, representations and warranties of such Subscriber set forth herein are no longer accurate in all material respects.  Each Subscriber acknowledges and agrees that each purchase by such Subscriber of Convertible Notes from the Issuer will constitute a reaffirmation of the acknowledgments, understandings, agreements, representations and warranties herein (as modified by any such notice) by such Subscriber as of the time of such purchase.  The Issuer acknowledges that the Subscribers will rely on the acknowledgments, understandings, agreements, representations and warranties contained in this Agreement.  Prior to the Closing, Issuer agrees to promptly notify the Subscribers if it becomes aware that any of the acknowledgments, understandings, agreements, representations and warranties of any Subscriber set forth herein are no longer accurate in all material respects.
(c)Each of the Issuer and Subscribers is irrevocably authorized to produce this Agreement or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.
(d)The Issuer shall reimburse the reasonable and documented out-of-pocket fees and expenses of counsel for the Subscribers, regardless of whether the Closing Date occurs and/or any Convertible Notes are issued and sold hereunder. For the avoidance of doubt, other than as expressly set forth in this Agreement or otherwise agreed between Company and Subscriber or its Affiliate, the Subscribers shall pay all of their own expenses in connection with this Agreement and the transactions contemplated herein.
(e)Neither this Agreement nor any rights that may accrue to any Subscriber hereunder (other than the Convertible Notes acquired hereunder and the corresponding Underlying Shares (if any)) may be transferred or assigned.  Neither this Agreement nor any rights that may accrue to the Issuer hereunder may be transferred or assigned.  Notwithstanding the foregoing, a Subscriber may assign its rights and obligations under this Agreement to one or more of its affiliates or to other investment funds or accounts managed or advised by the investment manager who acts on behalf of such Subscriber or, with the Issuer’s prior written consent, to another person, provided that (i) such assignee(s) agrees in writing to be bound by the terms hereof, and upon such assignment by such Subscriber, the assignee(s) shall become a Subscriber hereunder and have the rights and obligations and be deemed to make the representations and warranties of such Subscriber provided for herein to the extent of such assignment and (ii) no such assignment shall relieve any Subscriber of its obligations hereunder if any such assignee fails to perform such obligations unless expressly agreed to in writing by the Issuer.
(f)All the agreements, representations and warranties made by each party hereto in this Agreement shall survive the Closing.
(g)Each Subscriber acknowledges that subject to the conditions set forth in Section 9(s), the Issuer may file a copy of this Agreement with the Commission as an exhibit to a periodic report of the Issuer or a registration statement of the Issuer.
(h)This Agreement may not be amended, modified or waived except by an instrument in writing, signed by each of the parties hereto.
(i)This Agreement, including the form of indenture attached hereto, constitutes the entire agreement, and supersedes all other prior agreements, understandings, representations and warranties, both written and oral, among the parties, with respect to the subject matter hereof.
(j)Except as otherwise provided herein (including the next sentence hereof), this Agreement is intended for the benefit of the parties hereto and their respective affiliates and their respective heirs, executors, administrators, successors, legal representatives, and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other person.  Except as set forth in Section 8, Section 9(b), Section 9(c), Section 9(e), Section 9(h), and this Section 9(j), this Agreement shall not confer any rights or remedies upon any person other than the parties hereto, and their respective successor and assigns, and the parties hereto acknowledge that such persons so referenced are third party beneficiaries of this Agreement for the purposes of, and to the extent of, the rights granted to them, if any, pursuant to the applicable provisions.
(k)The parties hereto acknowledge and agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached and that money or other legal remedies would not be an adequate remedy for such damage.  It is accordingly agreed that the parties shall be entitled to seek equitable relief, including in the form of an injunction or injunctions to prevent breaches or threatened breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement, this being in addition to any other remedy to which such party is entitled at law, in equity, in contract, in tort or otherwise.  The parties hereto acknowledge and agree that the Issuer shall be entitled to seek specific performance of the Subscribers’ obligations to fund the Purchase Price and the provisions of the Subscription Agreement, in each case, on the terms and subject to the conditions set forth herein.  The parties hereto further acknowledge and agree: (x) to waive any requirement for the security or posting of any bond in connection with any such equitable remedy; (y) not to assert that a remedy of specific enforcement pursuant to this Section 9(k) is unenforceable, invalid, contrary to applicable law or inequitable for any reason; and (z) to waive any defenses in any action for specific performance, including the defense that a remedy at law would be adequate.
(l)If any provision of this Agreement shall be invalid, illegal or unenforceable, the validity, legality or enforceability of the remaining provisions of this Agreement shall not in any way be affected or impaired thereby and shall continue in full force and effect.
(m)No failure or delay by a party hereto in exercising any right, power or remedy under this Agreement, and no course of dealing between the parties hereto, shall operate as a waiver of any such right, power or remedy of such party.  No single or partial exercise of any right, power or remedy under this Agreement by a party hereto, nor any abandonment or discontinuance of steps to enforce any such right, power or remedy, shall preclude such party from any other or further exercise thereof or the exercise of any other right, power or remedy hereunder.  The election of any remedy by a party hereto shall not constitute a waiver of the right of such party to pursue other available remedies.  No notice to or demand on a party not expressly required under this Agreement shall entitle the party receiving such notice or demand to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of the party giving such notice or demand to any other or further action in any circumstances without such notice or demand.
(n)This Agreement may be executed and delivered in one or more counterparts (including by facsimile or electronic mail or in .pdf) and by different parties in separate counterparts, with the same effect as if all parties hereto had signed the same document.  All counterparts so executed and delivered shall be construed together and shall constitute one and the same agreement.

(o)This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York, without regard to the principles of conflicts of laws that would otherwise require the application of the law of any other state.
(p)EACH PARTY AND ANY PERSON ASSERTING RIGHTS AS A THIRD PARTY BENEFICIARY HEREBY WAIVES ITS RESPECTIVE RIGHTS TO A TRIAL BY JURY OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY IN ANY ACTION, PROCEEDING OR OTHER LITIGATION OF ANY TYPE BROUGHT BY ANY PARTY AGAINST ANY OTHER PARTY OR ANY AFFILIATE OF ANY OTHER SUCH PARTY, WHETHER WITH RESPECT TO CONTRACT CLAIMS, TORT CLAIMS OR OTHERWISE.  THE PARTIES AGREE THAT ANY SUCH CLAIM OR CAUSE OF ACTION SHALL BE TRIED BY A COURT TRIAL WITHOUT A JURY.  WITHOUT LIMITING THE FOREGOING, THE PARTIES FURTHER AGREE THAT THEIR RESPECTIVE RIGHT TO A TRIAL BY JURY IS WAIVED BY OPERATION OF THIS SECTION AS TO ANY ACTION, COUNTERCLAIM OR OTHER PROCEEDING WHICH SEEKS, IN WHOLE OR IN PART, TO CHALLENGE THE VALIDITY OR ENFORCEABILITY OF THIS AGREEMENT OR ANY PROVISION HEREOF.  THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT.
(q)The parties agree that all disputes, legal actions, suits and proceedings arising out of or relating to this Agreement must be brought exclusively in the United States District Court for the Southern District of New York or the Supreme Court of the State of New York, in each case located in the Borough of Manhattan (collectively the “Designated Courts”).  Each party hereby consents and submits to the exclusive jurisdiction of the Designated Courts.  No legal action, suit or proceeding with respect to this Agreement may be brought in any other forum.  Each party hereby irrevocably waives all claims of immunity from jurisdiction, and any objection which such party may now or hereafter have to the laying of venue of any suit, action or proceeding in any Designated Court, including any right to object on the basis that any dispute, action, suit or proceeding brought in the Designated Courts has been brought in an improper or inconvenient forum or venue.  Each of the parties also agrees that delivery of any process, summons, notice or document to a party hereof in compliance with Section 9(a) of this Agreement shall be effective service of process for any action, suit or proceeding in a Designated Court with respect to any matters to which the parties have submitted to jurisdiction as set forth above.
(r)This Agreement may only be enforced against, and any claim, action, suit or other legal proceeding based upon, arising out of, or related to this Agreement, or the negotiation, execution or performance of this Agreement, may only be brought against the entities that are expressly named as parties or third party beneficiaries hereto and then only with respect to the specific obligations set forth herein with respect to such party or third party beneficiary.  No past, present or future director, officer, employee, incorporator, manager, member, partner, stockholder, affiliate, agent, attorney or other representative of any party hereto or of any affiliate of any party hereto, or any of their successors or permitted assigns, shall have any liability for any obligations or liabilities of any party hereto under this Agreement or for any claim, action, suit or other legal proceeding based on, in respect of or by reason of the transactions contemplated hereby.

(s)The Issuer shall, by 9:00 a.m., New York City time, on the first (1st) Business Day immediately following the date of this Agreement, issue one or more press releases or file with the Commission a current report on Form 8-K (collectively, the “Disclosure Document”) disclosing all material terms of the transactions contemplated hereby and any other material, nonpublic information regarding the Issuer that the Issuer provided to the Subscribers on or prior to the date hereof.  Upon the issuance of the Disclosure Document, to the Issuer’s knowledge, no Subscriber shall be in possession of any material, nonpublic information regarding the Issuer received from the Issuer or any of its officers, directors, or employees or agents, and the Subscribers shall no longer be subject to any confidentiality or similar obligations under any current agreement, whether written or oral, with the Issuer or any of their respective affiliates in connection with the transactions contemplated hereby.  Notwithstanding anything in this Agreement to the contrary, the Issuer (i) shall not publicly disclose the name of any Subscriber or any of its affiliates or advisers, or include the name of any Subscriber or any of its affiliates or advisers in any press release, investor presentations or marketing materials, without the prior written consent of such Subscriber and (ii) shall not publicly disclose the name of any Subscriber or any of its affiliates or advisers, or include the name of any Subscriber or any of its affiliates or advisers in any filing with the Commission or any regulatory agency or trading market, without the prior written consent of such Subscriber, except as required by the federal securities law, regulatory agency or under the regulations of NYSE, as applicable, in which case the Issuer shall, to the extent permissible, provide such Subscriber with prior written notice of such disclosure permitted hereunder.  The Subscribers will promptly provide any information reasonably requested by the Issuer or any of its affiliates for any required regulatory application or required filing to be made or required approval sought in connection with the transactions contemplated hereby (including filings with the Commission).  Each Subscriber may disclose the name of the Issuer and/or any other parties associated with the Subscription or the transactions contemplated hereby and the terms of this Agreement, as required by federal securities laws and regulations, any regulatory agency or under the regulations of the NYSE, as applicable, or otherwise to the extent consistent with such Subscriber’s public filings and disclosures regarding similar transactions.
(t)The obligations of each Subscriber under this Agreement are several and not joint with the obligations of any other Subscriber, and no Subscriber shall be responsible in any way for the performance of the obligations of any other Subscriber under this Agreement.  The decision of each Subscriber to purchase Convertible Notes pursuant to this Agreement has been made by such Subscriber or any other investor and independently of any information, materials, statements or opinions as to the business, affairs, operations, assets, properties, liabilities, results of operations, condition (financial or otherwise) or prospects of the Issuer or any of its subsidiaries which may have been made or given by any investor or by any agent or employee of any investor, and neither any Subscriber nor any of its agents or employees shall have any liability to any investor (or any other person) relating to or arising from any such information, materials, statements or opinions.  Nothing contained herein, and no action taken by any Subscriber or investor pursuant hereto or thereto, shall be deemed to constitute any Subscriber or other investors as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that any Subscriber or other investors are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by this Agreement.  Each Subscriber acknowledges that no other Subscriber has acted as agent for such Subscriber in connection with making its investment hereunder and no other Subscriber will be acting as agent of any Subscriber in connection with monitoring its investment in the Convertible Notes and the Underlying Shares (if any) or enforcing its rights under this Agreement.  Each Subscriber shall be entitled to independently protect and enforce its rights, including without limitation the rights arising out of this Agreement, and it shall not be necessary for any other Subscriber or investor to be joined as an additional party in any proceeding for such purpose.

(Signature pages follow)

IN WITNESS WHEREOF, each of the Issuer and the Subscribers has executed or caused this Agreement to be executed by its duly authorized representative as of the date first set forth above.

INDEPENDENCE CONTRACT DRILLING, INC.

By:	/s/ Philip A. Choyce
Name: Philip A. Choyce
Title: Executive Vice President, Chief Financial Officer, Treasurer and Secretary

Address for Notices:

Independence Contract Drilling, Inc. 20475 State Highway 249, Suite 300 Houston, Texas 77070 ATTN: Philip A. Choyce, Chief Financial Officer EMAIL: pchoyce@icdrilling.com with a copy (not to constitute notice) to: Sidley Austin LLP 1000 Louisiana Street, Suite 5900 Houston, TX 77002 ATTN: David C. Buck EMAIL: dbuck@sidley.com

[Signature Page to Subscription Agreement]

SUBSCRIBER:	Address for Notices:	Restricted Ownership Percentage
MSD PCOF PARTNERS LXXIII, LLC By: /s/ Marcello Liguori Name: Marcello Liguori Title: Authorized Signatory	c/o MSD Partners, L.P. 1 Vanderbilt Avenue, 26th Floor New York, NY 10017 Attn: Marcello Liguori	19.9%
MSD PRIVATE CREDIT OPPORTUNITY (NON-ECI) FUND, LLC By: /s/ Marcello Liguori Name: Marcello Liguori Title: Authorized Signatory	c/o MSD Partners, L.P. 1 Vanderbilt Avenue, 26th Floor New York, NY 10017 Attn: Marcello Liguori	19.9%
MSD CREDIT OPPORTUNITY MASTER FUND, L.P. By: /s/ Marcello Liguori Name: Marcello Liguori Title: Authorized Signatory	c/o MSD Partners, L.P. 1 Vanderbilt Avenue, 26th Floor New York, NY 10017 Attn: Marcello Liguori	19.9%

[Signature Page to Subscription Agreement]

SUBSCRIBER:	Address for Notices:	Restricted Ownership Percentage
GLENDON OPPORTUNITIES FUND II, L.P. By: /s/ Haig Maghakian Name: Haig Maghakian Title: Authorized Person	c/o GLENDON CAPITAL MANAGEMENT LP Attention: General Counsel 2425 Olympic Blvd., Suite 500E Santa Monica, CA 90404 Email: hmaghakian@glendoncap.com	9.9%

[Signature Page to Subscription Agreement]

SCHEDULE 1

Subscriber	Aggregate Principal Amount of Convertible Notes to be Purchased
MSD PCOF Partners LXXIII, LLC	$2,213,919.00
MSD PRIVATE CREDIT OPPORTUNITY (NON-ECI) FUND, LLC	$728,203.00
MSD CREDIT OPPORTUNITY MASTER FUND, L.P.	$815,378.00
GLENDON OPPORTUNITIES FUND II, L.P.	$3,742,500.00
Total	$7,500,000.00

Each Subscriber must pay the applicable Purchase Price by wire transfer of United States dollars in immediately available funds in accordance with the Subscription Agreement.